Press Release
Contact:
Edward G. Sloane, Jr.
Chief Financial Officer
First Business Financial Services, Inc.
608-232-5970
esloane@firstbusiness.com

First Business Declares 7.7% Increase in Quarterly Cash Dividend

MADISON, WI - January 26, 2018 - First Business Financial Services, Inc. (“First Business”) (Nasdaq: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.14 per share which is equivalent to a dividend yield of 2.47% based on Thursday’s market close price of $22.67. The quarterly dividend represents a 7.7% increase over the quarterly dividend declared in October 2017 and, based on our fourth quarter earnings, a dividend payout ratio of 30.43%. This regular cash dividend is payable on February 15, 2018 to shareholders of record at the close of business on February 5, 2018.

“I am pleased with the Board’s decision to increase the quarterly cash dividend,” stated Corey Chambas, President and Chief Executive Officer. “This increase reaffirms the Company’s commitment of returning value to its shareholders while maintaining sufficient levels of capital and liquidity. The dividend increase reflects our confidence that positive fourth quarter results provide momentum for profitable growth in 2018 and beyond.”

About First Business Financial Services, Inc.
First Business Financial Services is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives and high net worth individuals. First Business offers commercial banking, specialty finance and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2016 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

### End of Release ###